EXHIBIT 3.111

Delaware	PAGE 1

The First State
     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “LAWTON SURGERY INVESTMENT COMPANY, LLC”, FILED IN THIS OFFICE ON THE TENTH DAY OF MAY, A.D. 2011, AT 1:25 O’CLOCK P.M.

4980298 8100
110518581
You may verify this certification online
at corp.delaware.gov/authver.shtml
/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

    AUTHENTICATION: 8753769
DATE: 05-11-11

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:17 PM 05/10/2011
FILED 01:25 PM 05/10/2011
SRV 110518581 — 4980298 FILE
CERTIFICATE OF FORMATION
OF
LAWTON SURGERY INVESTMENT COMPANY, LLC
          Pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”), the undersigned, desiring to form a limited liability company, does hereby certify as follows:
1.	The name of the limited liability company is Lawton Surgery Investment Company, LLC (the “Company”).

2.	The address of the Company’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801. The name of the registered agent is The Corporation Trust Company.

3.	This Certificate of Formation shall be effective upon filing with the Delaware Secretary of State.
          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 9th day of May, 2011.

/s/ Howard T. Wall, III Howard T. Wall III, Authorized Person